Exhibit 3.2
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[Stamp of approval of the Division of  Corporations  and Commercial  Code of the
State of Utah Department of Commerce dated May 19, 1995, appears here]


                            ARTICLES OF INCORPORATION
                                   (RESTATED)

                                       OF

                         COLUMBINE FINANCIAL CORPORATION

     Pursuant to ss.16-10a-1007 of the Utah Revised Business Corporation Act ("the Act") and a resolution heretofore adopted (by written consent pursuant to ss.16-10a-821 of the Act) by its board of directors, Columbine Financial Corporation hereby restates its Articles of Incorporation, as heretofore amended and without any further amendment to be effectuated hereby, to-wit:

                                    ARTICLE I

     The name of this corporation is "Columbine Financial Corporation".

                                   ARTICLE II

     The corporation shall continue in existence perpetually unless sooner dissolved according to law.

     The Corporation is organized to engage in any and all lawful acts and/or activities for which corporations may be organized under the Utah Revised Business Corporation Act.

                                   ARTICLE IV

     The Corporation is authorized to issue a total of Fifty Million shares, which shares are all of the same class, to-wit $0.01 par value common stock, and when issued shall have all unlimited voting rights and be entitled to received the net assets of the Corporation on dissolution.

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

                                 ARTICLE V

     The  Corporation  shall  indemnify  its  directors,   officers,  employees,
fiduciaries and agents as those terms are defined in, and to the fullest extent permitted by, Part 9 of the Utah Revised Business Corporation Act.

                                   ARTICLE VI

     The shareholders of the Corporation shall not have any pre-emptive right to acquire any additional shares of the Corporation and/or rights in respect of its shares.

                                   ARTICLE VII

     (a) The board of directors of the Corporation shall consist of such number or persons, not less than three, as shall be determined in accordance with the bylaws from time to time. As of the effective date of this article the number of directors is three.

     (b) The officers of the Corporation are and shall hereafter be a President, one or more Vice Presidents (as may be prescribed by the bylaws), a Secretary, a Treasurer, and such other officers as may hereafter be designated by the board of directors in a manner not inconsistent with the bylaws.

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

                                  ARTICLE VIII

     The corporation may take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of an action in question; provided, however, that in order to be valid any and all such written consents shall be made and provided in accordance with all applicable requirements of ss.16-10a-704 of the Utah Revised Business Corporation Act and signed by the holders of not less than a majority of the corporation's outstanding shares (calculated as of the record date provided for by S16-10a-704(6)) of that Act.

                                   ARTICLE IX

     Shares present in person or by proxy at a duly called shareholders meeting shall constitute a quorum, and the affirmative vote of the majority of a quorum shall constitute the act of the shareholders.

     Upon filing by the Division of Corporations and Commercial Code of the Utah Department of Commerce these restated Articles of Incorporation of Columbine Financial Corporation shall supersede the original articles if incorporation and all prior amendments to them.

     IN WITNESS WHEREOF, the undersigned Secretary of Columbine Financial Corporation hereby makes and executes these restated Articles of Incorporation pursuant to specific authorization and direction from the board of directors of said corporation to do so, on this 18th day of May, 1995:


                                             /S/ Richard M. Day
                                             --------------------------------
                                             Richard M. Day, Secretary


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